CONTACTS:	Financial analysts Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com	Media Tim Cox / Zing Public Relations +1-650-369-7784 tim@zingpr.com
Exhibit 99.1

TRESTLE HOLDINGS PARTNERS WITH BIOIMAGENE TO ADD ANALYTICS TO
XCELLERATOR SUITE OF PATHOLOGY WORKFLOW APPLICATIONS

Integration of bio-image analytic tools places advanced computer-assisted tissue informatics and analysis one mouse-click away on pathologist’s digital desktop

IRVINE, Calif.—June 17, 2005—Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging systems and services for pathology, drug safety and discovery, has entered into a joint technology development and marketing agreement with BioImagene. BioImagene provides sophisticated bio-image analytic products that allow physicians and researchers to improve the speed and consistency at which they can analyze digital pathology images.

The collaboration will result in the integration of various BioImagene image analysis tools with Trestle’s Xcellerator™ suite of digital pathology workflow applications and is designed to further improve the efficiency of clinical operations, providing pathologists with an integrated set of computer-assisted tools that span digital-slide and case-data management as well as advanced tissue analytics and report generation features.

“Pathologists tell us that after they’ve made the transition from manual methods to the digital domain they quickly see an improvement in their overall workflow, and then begin to understand how they could integrate digital pathology information with other tools,” said Maurizio Vecchione, CEO of Trestle Holdings Inc. “Our collaboration with BioImagene aims to make it easier for Xcellerator customers to realize further efficiencies and benefits by providing them with advanced image analytic tools that are easily accessible from within their workflow application.”

“Our partnership with Trestle means that more pathologists will have instant access to the assistance of BioImagene’s digital image analytic technologies. We share Trestle’s vision of enabling truly digital pathology at all stages of the pathologist’s workflow,” said BioImagene’s CEO, Mohan Uttarwar.

Initially, three biomarker image analytic panels, each comprising five separate markers, will be made available from within the Xcellerator Pathologist Desktop. These panels will be focused on breast, prostate, and discovery or research applications. The discovery panel will facilitate analysis and research of biomarker binding patterns onto a variety of tissues, and the breast and the prostate panels will be useful in optimizing clinical biomarker analysis of specific antibodies on breast and prostate tissue.

The BioImagene analytic functionality is scheduled for availability in late July as an option to the Xcellerator suite of five use-case specific workflow product applications that were released on June 1.

About the Trestle Xcellerator Pathology Workflow Applications
Designed by pathologists for pathologists, the Xcellerator™ suite of workflow applications is designed to replace traditional paper reports and glass slides for certain fields of use, with digital image and case management software. This reduces the costs associated with traditional pathology operations and introduces efficient processes that enable laboratory technicians and management to assign, sign-out and share cases among pathologists, to generate imaging-enhanced reports, and to interface with laboratory information systems. With the Xcellerator suite of products, digital case files — both reports and slides — can be immediately signed out, assigned, viewed for consultation, compared across patient disease states, audited, diagnosed and reported by individual pathologists, or teams of pathologists, in different locations. This results in faster case turnaround, improved process control and quality assurance, and more efficient laboratory workflow.

About BioImagene
BioImagene provides sophisticated bio-image analysis products built on iHARNESS™, its patent-pending technology platform. BioImagene's products allow pathologists and researchers to analyze images with far greater speed and consistency. The data management systems of BioImagene's technology, SIMS (Scientific Image Management System), facilitate communication and collaboration, improving the standard of patient care and increasing the speed of drug discovery. Clinicians, industry and researchers alike have embraced its scalable digital pathology solutions. BioImagene is headquartered in San Mateo, California. For more information on BioImagene, visit the company's web site at www.bioimagene.com.

About Trestle Holdings Inc.
Trestle Holdings Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company's products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The Company's live microscopy products allow multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The Company’s slide scanning and imaging products perform high-speed whole glass slide digitization for virtual microscopy applications. Trestle’s slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment.

SAFE HARBOR STATEMENT
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our success in integrating the BioImagene functions into Xcellerator, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, market acceptance of our products and additional features, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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